Exhibit 99.1

MEDIA RELEASE
DRAFT
American Campus Communities Announces At-the-Market Equity Program
AUSTIN, Texas — November 9, 2011 — American Campus Communities, Inc. (NYSE:ACC), the nation’s largest owner and manager of high-quality student housing properties, today announced it has created an at-the-market equity program under which it may sell common stock with an aggregate offering price of up to $300 million from time to time through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc., as sales agents and/or principals.
Sales of common stock under the at-the-market equity program, if any, would be made by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices or as otherwise agreed with the agents. The company intends to use the proceeds from any sales for working capital and general corporate purposes, including, without limitation, the acquisition or development of student housing properties (including possible joint ventures or portfolio or asset acquisitions) as suitable opportunities arise, and the reduction of debt.
The company has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of the common stock described in this communication. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at-the market equity program and other documents the company has filed with the SEC for more complete information about it and the at-the-market equity program. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Additionally, copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; Deutsche Bank Securities Inc., Attn: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988, telephone: (800) 503-4611 or e-mail at prospectus.cpdg@db.com; J.P. Morgan Securities LLC, Attention: National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York, 11245, telephone: (212) 622-4401; or KeyBanc Capital Markets Inc., 127 Public Square, 6th Floor, Cleveland, Ohio 44114, telephone: (216) 689-0421.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The at-the-market offering may be made only by means of a prospectus supplement and the related prospectus.
About American Campus Communities
American Campus Communities, Inc. is the largest owner and manager of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management, and operational management of student housing properties. American Campus Communities owns 114 properties containing approximately 69,900 beds. Including its owned, joint venture and third-party managed properties, ACC’s total managed portfolio consists of 147 properties with approximately 94,700 beds. Visit www.americancampus.com or www.studenthousing.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.
Contact:
American Campus Communities Inc., Austin
Gina Cowart, 512-732-1000
Investor Relations